UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2023

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 22, 2023, Akebia Therapeutics, Inc. (the “Company”) received a letter (the “Compliance Notice”) from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) informing it that Nasdaq has confirmed that the Company has regained compliance with the $1.00 per share minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

As previously disclosed in the Company’s Current Report on Form 8-K dated May 9, 2023, on May 9, 2023, the Company received a letter from Nasdaq stating that the Company had not regained compliance with the Bid Price Requirement during the compliance period and was subject to delisting. The Company timely requested an appeal hearing which stayed delisting pending the decision of a Nasdaq Hearings Panel (the “Panel”).

Following the Compliance Notice, the scheduled hearing before the Panel on June 22, 2023 has been cancelled and the Company’s securities will continue to be listed and traded on The Nasdaq Capital Market.

On May 22, 2023, the Company issued a press release announcing the Compliance Notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated May 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: May 23, 2023	By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer